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                                                                     EXHIBIT 1.1




                                10,000,000 SHARES


                          LEXICON GENETICS INCORPORATED

                    COMMON STOCK, $0.001 PAR VALUE PER SHARE

                             UNDERWRITING AGREEMENT

                                  July 23, 2003


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                                                      July 23, 2003




Morgan Stanley & Co. Incorporated
UBS Securities LLC
CIBC World Markets Corp.
Punk, Ziegel & Company, L.P.
c/o  Morgan Stanley & Co.
     Incorporated
     1585 Broadway
     New York, New York 10036

Dear Sirs and Mesdames:

         Lexicon Genetics Incorporated, a Delaware corporation (the "COMPANY"), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the "UNDERWRITERS") 10,000,000 shares of its Common Stock, $0.001 par value per share (the "FIRM SHARES"). The Company also proposes to issue and sell to the several Underwriters not more than an additional 1,500,000 shares of its Common Stock, $0.001 par value per share (the "ADDITIONAL SHARES") if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "SHARES." The shares of Common Stock, $0.001 par value per share of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON STOCK."

         The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form S-3 (File No. 333-101549) (the "S-3 REGISTRATION STATEMENT"), including a prospectus (the "BASE PROSPECTUS"), relating to the Shares, and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a final prospectus supplement (the "PROSPECTUS SUPPLEMENT") specifically relating to the Shares pursuant to Rule 424 under the Securities Act of 1933, as amended (the "SECURITIES ACT"). The term "REGISTRATION STATEMENT" means the S-3 Registration Statement, including the exhibits thereto, as amended to the date of this Agreement. If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference


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herein to the term "REGISTRATION STATEMENT" shall be deemed to include such Rule
462 Registration Statement. The term "PROSPECTUS" means the Base Prospectus together with the Prospectus Supplement. The term "PRELIMINARY PROSPECTUS" means a preliminary prospectus supplement specifically relating to the Shares, together with the Base Prospectus. All references to the Registration Statement, Base Prospectus, preliminary prospectus or Prospectus shall include in each case the documents, if any, incorporated therein by reference. The terms "SUPPLEMENT" and "AMENDMENT" or "AMEND" as used in this Agreement with respect to the Registration Statement or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), that are deemed to be incorporated by reference in the Registration Statement or the Prospectus, including without limitation any annual report of the Company filed pursuant to
Section 13(a) or 15(d) of the Exchange Act after the effective date of the S-3 Registration Statement that is deemed to be incorporated by reference in the Registration Statement.

         1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

                  (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

                  (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Securities Act, the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective and as of the date of filing of the Company's Annual Report on Form 10-K for the year ended December 31, 2002, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon



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         information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

                  (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiary, taken as a whole (a "MATERIAL ADVERSE EFFECT").

                  (d) The subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued shares of capital stock of the subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

                  (e) This Agreement has been duly authorized, executed and delivered by the Company.

                  (f) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

                  (g) The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

                  (h) The Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

                  (i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene (i) any provision of applicable law, (ii) the certificate of



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         incorporation or by-laws of the Company, (iii) any agreement or other instrument binding upon the Company or its subsidiary that is material to the Company and its subsidiary, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or its subsidiary, except with respect to clauses (i), (iii) and (iv) for any contraventions that would not, singly or in the aggregate, have a Material Adverse Effect. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such (i) as have been obtained under the Securities Act, (ii) as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares and (iii) as may be required by the rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD"), other than those relating to the Nasdaq National Market.

                  (j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiary, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

                  (k) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or its subsidiary is a party or to which any of the properties of the Company or its subsidiary is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents, including without limitation, relating to Intellectual Property (as defined below), that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                  (l) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, except that the representation and warranty set forth in this paragraph does not apply to statements or omissions in the preliminary prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.



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                  (m) The Company is not, and after giving effect to the
         offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  (n) The Company and its subsidiary (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

                  (o) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

                   (p) The Company and its subsidiary have all consents, approvals, orders, certificates, authorizations and permits issued by, and have made all declarations and filings with, all appropriate federal, state or foreign governmental or self-regulatory authorities and all courts and other tribunals necessary (i) to conduct their businesses, including without limitation all such consents, approvals, orders, certificates, authorizations and permits required by the United States Food and Drug Administration (the "FDA") or any other federal, state or foreign agencies or bodies engaged in the regulation of pharmaceuticals or biohazardous materials, and (ii) to own, lease or license and use their properties in the manner described in the Prospectus, except for such consents, approvals, orders, certificates, authorizations, permits, declarations and filings the failure of which to have, maintain or make would not have a Material Adverse Effect; neither the Company nor its subsidiary has received any written notice of proceedings relating to the revocation or modification of any such consent, approval, order, certificate, authorization or permit; and the Company and its subsidiary are in compliance with all applicable foreign,



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         federal, state and local laws and regulations, except for any noncompliance that, singly or in the aggregate, would not have a Material Adverse Effect.

                   (q) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement. All of such rights have been waived with respect to the Registration Statement and the transactions contemplated hereunder.

                   (r) The consolidated financial statements of the Company and its subsidiary (together with the related notes thereto) incorporated by reference in the Registration Statement and the Prospectus (i) complied as to form, as of their respective dates of filing with the Commission, in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto (including, without limitation, Regulation S-X),
         (ii) have been prepared in accordance with generally accepted accounting principles in the United States (except in the case of unaudited statements, to the extent permitted by Regulation S-X for quarterly reports on Form 10-Q) applied on a consistent basis during the periods and at the dates involved (except as may be indicated in the notes thereto) and (iii) fairly present, in all material respects, the consolidated financial condition and results of the operations and cash flows of the Company and its subsidiary as of the respective dates indicated and for the respective periods specified, subject in the case of interim periods to normal year-end adjustments.

                   (s) Ernst & Young LLP are, and during the periods covered in its report included in the Registration Statement and the Prospectus were, and Arthur Andersen LLP, during the periods covered in its report included in the Registration Statement and the Prospectus were, independent accountants with respect to the Company as required by the Securities Act and the rules and regulations of the Commission thereunder.

                   (t) The Company has made and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and its subsidiary. The Company has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that
         (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of consolidated financial statements of the Company in conformity with generally accepted accounting principles and to maintain



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         accountability for assets of the Company and its subsidiary; (iii)
         access to assets of the Company and its subsidiary is permitted only in accordance with management's general or specific authorization; and
         (iv) the recorded accountability for assets of the Company and its subsidiary is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act or any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct. The Company maintains "disclosure controls and procedures" (as defined in Rule 13a-14(c) under the Exchange Act), and such controls and procedures are designed (i) to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission's rules and forms and (ii) to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company's management, including its principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure. The Company does not have any material weaknesses in internal controls, and there has been no fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls. The Company is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated by the Commission.

                   (u) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and except as reflected in the Prospectus, (i) the Company and its subsidiary, taken as a whole, have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction, in either case that is not in the ordinary course of business; (ii) the Company and its subsidiary have not purchased any of the Company's outstanding capital stock, and the Company has not declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiary, taken as a whole.

                   (v) The information contained in the Registration Statement and Prospectus concerning the issued patents and pending patent applications, owned by or licensed to the Company or its subsidiary is accurate in all material respects. The Company and its subsidiary own or have valid, binding and enforceable licenses or other rights to use any patents,



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         trademarks, trade names, service marks, service names, copyrights, confidential and proprietary information, including without limitation, trade secrets, know-how, inventions and technology, whether patented or not, proprietary computer software and other intellectual property rights (collectively, the "INTELLECTUAL PROPERTY") necessary to conduct the business of the Company and its subsidiary in the manner in which it has been and is contemplated to be conducted, as described in the Prospectus, and without any conflict with the rights of others, except as described in the Prospectus and except for such conflicts which, if determined adversely to the Company or its subsidiary, would not have, singly or in the aggregate, a Material Adverse Effect. Neither the Company nor its subsidiary has knowledge that, or has received any notice from any other person alleging that, the business of the Company and its subsidiary in the manner in which it has been and is contemplated to be conducted, as described in the Prospectus, conflicts with the Intellectual Property rights of others, except for such conflicts which, if determined adversely to the Company or its subsidiary, would not have, singly or in the aggregate, a Material Adverse Effect.

                   (w) All patent applications owned by the Company or its subsidiary, which are material to the conduct of the business of the Company and its subsidiary in the manner in which it has been and is contemplated to be conducted, have been duly and properly filed or caused to be filed with the United States Patent and Trademark Office ("PTO") and, in some cases, applicable foreign and international patent authorities, and assignments for all patents and patent applications owned by the Company or its subsidiary, which are material to the conduct of the business of the Company and its subsidiary in the manner in which it has been and is contemplated to be conducted (collectively, the "PATENT RIGHTS"), have been properly executed and recorded for each named inventor. To the knowledge of the Company, all printed publications and patent references material to the patentability of the inventions claimed in the Patent Rights have been disclosed to those patent offices so requiring. To the knowledge of the Company, each of the Company, its subsidiary and the inventors has met its duty of candor and good faith to the PTO for the Patent Rights. To the knowledge of the Company, no material misrepresentation has been made to the PTO in connection with the Patent Rights. Neither the Company nor its subsidiary is aware of any facts material to a determination of patentability regarding the Patent Rights not disclosed to the PTO. Neither the Company nor its subsidiary is aware of any facts not disclosed to the PTO or other applicable patent office which would preclude the patentability, validity or enforceability of any patent or patent application in the Patent Rights. The Company has no knowledge of any facts which would preclude the Company or its subsidiary from having clear title to the patents and patent applications in the Patent


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         Rights. To the Company's knowledge, the patents in the Patent Rights are valid and enforceable, and have not been adjudged invalid or unenforceable in whole or in part.

                   (x) To the knowledge of the Company, no third party is engaging in any activity that infringes, misappropriates or otherwise violates the Intellectual Property owned by or licensed to the Company or its subsidiary, except as described in the Prospectus and except for such activities which, singly or in the aggregate, would not have a Material Adverse Effect.

                   (y) With respect to each material agreement governing all rights in and to any Intellectual Property licensed by or licensed to the Company or its subsidiary, (i) such agreement is legal, valid, binding and enforceable and in full force and effect; (ii) neither the Company nor its subsidiary has received any notice of termination or cancellation under such agreement, received any notice of breach or default under such agreement, which breach has not been cured, or granted to any third party any rights, adverse or otherwise, under such agreement that would constitute a material breach of such agreement; and (iii) none of the Company, its subsidiary or, to Company's knowledge, any other party to such agreement, is in breach or default thereof in any material respect, and no event has occurred that, with notice or lapse of time, would constitute such a material breach or default or permit termination, modification or acceleration under such agreement.

                   (z) The studies, tests and preclinical trials, if any, conducted by or on behalf of the Company that are described in the Registration Statement and the Prospectus were and, if still pending, are being, conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional scientific standards; the descriptions of the results of such studies, tests and trials contained in the Registration Statement and the Prospectus are accurate in all material respects; and the Company has not received any notices or correspondence from the FDA or any foreign, state or local governmental body exercising comparable authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company which termination, suspension or material modification would have a Material Adverse Effect.

                  (aa) Neither the Company nor its subsidiary own any real property; each of the Company and its subsidiary has good and marketable title to all personal property owned by it which is material to the business of the Company and its subsidiary taken as a whole, free and clear of all

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         liens, encumbrances and defects except such as are described in the
         Prospectus or such as do not interfere in any material respect with the use made and currently proposed to be made of such property by the Company and its subsidiary; and any real or personal property and buildings held under lease by each of the Company and its subsidiary are held by such entity under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere in any material respect with the use made and currently proposed to be made of such property and buildings by the Company and its subsidiary, in each case except as described in the Prospectus.

                  (bb) No material labor dispute with the employees of the Company or its subsidiary exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its or its subsidiary's principal suppliers, manufacturers or contractors that could have a Material Adverse Effect.

                  (cc) The Company and its subsidiary carry, or are covered by, insurance in such amounts and covering such risks as the Company reasonably believes are adequate for the conduct of its business and the value of its properties and as are customary in the businesses in which the Company and its subsidiary are engaged; and neither the Company nor its subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

                  (dd) Each material contract, agreement and license filed as an exhibit to the Registration Statement to which the Company or its subsidiary is bound is legal, valid, binding and enforceable in accordance with its terms and in full force and effect against the Company or its subsidiary, and, to the knowledge of the Company, each other party thereto. Neither the Company nor its subsidiary nor, to the Company's knowledge, any other party is in material breach or default with respect to any such contract, agreement or license, and, to the Company's knowledge, no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under any such contract, agreement or license. To the Company's knowledge, no party has repudiated any material provision of any such contract, agreement or license.

                  (ee) The Company has filed a notice of listing of the Shares on The NASDAQ National Market; the Common Stock is registered pursuant



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         to Section 12(g) of the Exchange Act, and the outstanding shares of
         Common Stock are listed for quotation on The NASDAQ National Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from The NASDAQ National Market, nor has the Company received any notification that the Commission or The NASDAQ National Market is contemplating terminating such registration or listing.

                  (ff) The statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

                  (gg) All existing trading plans or other arrangements pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934 entered into by the executive officers of the Company relating to the Common Stock have been suspended for the period commencing on the date hereof and ending 90 days after the date of the Prospectus.

           2. Agreements to Sell and Purchase. The Company hereby agrees to issue and sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at $4.935 a share (the "PURCHASE PRICE").

         On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 1,500,000 Additional Shares at the Purchase Price. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice of each election to exercise the option not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an "OPTION CLOSING DATE"), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as

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you may determine) that bears the same proportion to the total number of
Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

         The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus Supplement,
(i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing or (C) the grant by the Company of options to purchase shares of Common Stock under the Company's 2000 Equity Incentive Plan as in effect on the date hereof or the Company's 2000 Non-Employee Directors' Stock Option Plan as in effect on the date hereof. The Company agrees to take all necessary action so that all existing trading plans or other arrangements pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934 entered into by the executive officers of the Company relating to the Common Stock are suspended, and remain suspended, at all times during the period commencing on the date hereof and ending 90 days after the date of the Prospectus.

           3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at $5.25 a share (the "PUBLIC OFFERING PRICE") and to certain dealers selected by you at a price that represents a concession not in excess of $.20 a share under the Public Offering Price.

           4. Payment and Delivery. Payment for the Firm Shares shall be made to the Company by wire transfer of immediately available funds against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on July 29, 2003, or at such other time on the same or such other date, not later than August 5, 2003, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

         Payment for any Additional Shares shall be made to the Company by wire transfer of immediately available funds against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than September 8, 2003, as shall be designated in writing by you.

         The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

           5. Conditions to the Underwriters' Obligations. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 2:00 p.m. (New York City time) on the date hereof.

         The several obligations of the Underwriters are subject to the following further conditions:

                  (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiary, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

                  (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be complied with or satisfied hereunder on or before the Closing Date.

                  The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

                  (c) The Underwriters shall have received on the Closing Date an opinion of Vinson & Elkins, L.L.P., outside counsel for the Company, dated the Closing Date, to the effect that:

                           (i) the Company has been duly incorporated, is
                  validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing as a foreign corporation in the State of Texas;

                           (ii) the subsidiary of the Company has been duly
                  incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing as a foreign corporation in the State of New Jersey;

                           (iii) the authorized capital stock of the Company
                  conforms as to legal matters to the description thereof contained in or incorporated into the Prospectus;

                           (iv) the shares of Common Stock outstanding prior to
                  the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable;

                           (v) all of the issued shares of capital stock of the
                  subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims;

                           (vi) the Shares have been duly authorized and, when
                  issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights;

                           (vii) this Agreement has been duly authorized,
                  executed and delivered by the Company;

                           (viii) the execution and delivery by the Company of,
                  and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or its subsidiary that is set forth in a schedule to such opinion (which schedule shall include the agreements or other instruments filed as exhibits to the Registration Statement), or, to such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or its subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement (other than such consents, approvals, authorizations, orders and qualifications as have been obtained under the Securities Act), except that such counsel expresses no opinion with respect to (A) the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares or (B) the rules and regulations of the NASD (other than those relating to the Nasdaq National Market);

                           (ix) the statements relating to legal matters or
                  documents (A) incorporated into the Prospectus regarding the capital stock of the Company, (B) included in the Prospectus under the captions "Management's Discussion and Analysis of Financial Condition and Result of Operations - Liquidity and Capital Resources," "Business - Alliances, Collaborations and Licenses - Drug Discovery Alliances," "- LexVision Collaborations," "- Target Validation Collaborations," and "- Technology Licenses," and "Business - Properties,", (C) included in the Company's Proxy Statement for the Annual Meeting of Stockholders held on April 30, 2003 under the caption "Executive Compensation - Employment Agreements", (D) included in the Prospectus under the caption "Underwriters" and (E) included in the Registration Statement in Item 15, in each case, fairly summarize in all material respects such matters or documents;

                           (x) such counsel does not know of any legal or
                  governmental proceedings pending or threatened to which the Company or its subsidiary is a party or to which any of the properties of the Company or its subsidiary is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                           (xi) the Company is not, and after giving effect to
                  the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended; and

                           (xii) nothing has come to the attention of such
                  counsel that causes such counsel to believe that (A) any document filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) did not comply when so filed as to form in all material respects with the requirements of the Securities Act, the Exchange Act and the applicable rules and regulations of the Commission thereunder; (B) the Registration Statement or the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) do not comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, (C) the Registration Statement or the prospectus included therein (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) at the time the Registration Statement became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (D) the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) as of its date or as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (d) The Underwriters shall have received on the Closing Date an opinion of Lance K. Ishimoto, Esq., patent counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters and their counsel.

                  (e) The Underwriters shall have received on the Closing Date an opinion of Hale and Dorr LLP, counsel for the Underwriters, dated the Closing Date, (i) to the effect that the statements relating to legal matters or documents included in the Prospectus under the caption "Underwriters" fairly summarize in all material respects such matters or documents and (ii) covering the matters referred to in clauses (B),
         (C) and (D) of Section 5(c)(xii) above.

                  With respect to Section 5(c)(xii) above, Vinson & Elkins L.L.P. may state that their beliefs are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and documents incorporated by reference and review and discussion of the contents, thereof, and review and discussion of the contents thereof, but are without independent check or verification, except as specified. With respect to clauses
                  (B), (C) and (D) of Section 5(c)(xii), Hale and Dorr LLP may state that their beliefs are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (other than documents incorporated by reference) and upon review and discussion of the contents thereof (including documents incorporated by reference), but are without independent check or verification except as specified.

                  The opinions of Vinson & Elkins L.L.P. and Lance K. Ishimoto, Esq. described in Sections 5(c) and 5(d) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

                  (f) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

                  (g) The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

         The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

         6. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

                  (a) To furnish to you, without charge, five signed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto but including documents incorporated by reference) and to furnish to you in New York City, without charge, prior to 5:00 p.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c) below, as many copies of the Prospectus, any documents incorporated by reference, and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

                  (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object unless advised in writing by outside counsel reasonably acceptable to you that the filing of such amendment or supplement is required by law, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

                  (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition shall exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

                  (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

                  (e) To make generally available to the Company's security holders and to you as soon as practicable an earnings statement of the Company and its subsidiary covering a period of at least 12 months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) that satisfies the provisions of
         Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

                  (f) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum,
         (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all costs and expenses incident to listing the Shares on The NASDAQ National Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 7 entitled "Indemnity and Contribution", and the last paragraph of Section 9 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

         7. Indemnity and Contribution.

         (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, however, that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the persons asserting any such losses, claims, damages or liabilities purchased Shares, to any person controlling such Underwriter or any affiliate of such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure to send or give a copy of the Prospectus is the result of noncompliance by the Company with Section 6(a), 6(b) or 6(c).

         (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

         (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         (d) To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

         (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         (f) The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

         8. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange or The NASDAQ National Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

         9. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

         If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company; provided, however, that in any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

         10. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         11. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

         12. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                            Very truly yours,

                                            LEXICON GENETICS INCORPORATED



                                            By: /s/ ARTHUR T. SANDS
                                                --------------------------------
                                                Name:  Arthur T. Sands
                                                Title: President & CEO

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated
UBS Securities LLC
CIBC World Markets Corp.
Punk, Ziegel & Company, L.P.

Acting severally on behalf of themselves and the several Underwriters named in
   Schedule I hereto.

By: Morgan Stanley & Co. Incorporated



By: /s/ MARSHALL SMITH
    ---------------------------------------
    Name:  Marshall Smith
    Title: Executive Director

                                                                      SCHEDULE I



                                                                   NUMBER OF FIRM SHARES TO BE
                         UNDERWRITER                                        PURCHASED

Morgan Stanley & Co. Incorporated..........................                 5,000,000

UBS Securities LLC.........................................                 2,500,000

CIBC World Markets Corp....................................                 1,500,000

Punk, Ziegel & Company, L.P................................                 1,000,000

                                                                        -------------
         Total:............................................                10,000,000

                                                                       EXHIBIT A


                            [FORM OF LOCK-UP LETTER]


                                                _____________, 2003



Morgan Stanley & Co. Incorporated
UBS Securities LLC
CIBC World Markets Corp.
Punk, Ziegel & Company, L.P.
c/o  Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, NY 10036

Dear Sirs and Mesdames:

         The undersigned understands that Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") proposes to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with Lexicon Genetics Incorporated, a Delaware corporation (the "COMPANY"), providing for the public offering (the "PUBLIC OFFERING") by the several Underwriters, including Morgan Stanley (the "UNDERWRITERS"), of up to 12,000,000 shares (the "SHARES") of the Common Stock, par value $0.001 per share, of the Company (the "COMMON STOCK").

         To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus supplement relating to the Public Offering (the "PROSPECTUS"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Shares to the Underwriters pursuant to the Underwriting Agreement, (b) transactions relating to shares of Common

Stock or other securities acquired in open market transactions after the completion of the Public Offering or (c) the transfer of shares of Common Stock or other securities by the undersigned to his or her immediate family, to a trust the beneficiaries of which are the undersigned and/or members of his or her immediate family or to a corporation, partnership, limited partnership or limited liability company the stockholders, partners and members of which are the undersigned and/or members of his or her immediate family; provided, however, that it shall be a condition to any transfer described in clause (c) above that (i) the transferee execute and deliver to Morgan Stanley an agreement stating that the transferee is receiving and holding the Common Stock or other securities so transferred subject to the provisions of this Lock-Up Agreement,
(ii) there shall be no further transfer of such Common Stock or other securities except in accordance with this Lock-Up Agreement and (iii) no filing by any party (transferor or transferee) under Section 16(a) of the Securities Exchange Act of 1934, as amended, shall be required or shall be made voluntarily in connection with such transfer (other than a filing on a Form 5 made after the expiration of the 90-day period referred to above). For purposes of this Lock-Up Agreement, "immediate family" shall mean spouse, lineal descendant, father, mother, brother or sister of the transferor.

         In addition, the undersigned hereby waives any rights the undersigned may have to require registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock in connection with, arising out of or relating to the Public Offering. The undersigned further agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, and hereby waives any and all rights the undersigned may have to require the Company to include shares of Common Stock in the registration statement filed by the Company on November 27, 2002 and to receive notice of the filing of such registration statement or the offering contemplated thereby. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the undersigned's shares of Common Stock except in compliance with the foregoing restrictions. The undersigned further agrees to suspend any existing trading plans or other arrangements pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, and agrees not to enter into any such plan or arrangement during the period commencing on the date hereof and ending 90 days after the date of the Prospectus.

         The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up

Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns.

         This Lock-Up Agreement shall terminate and have no further force or effect if the Public Offering is not consummated by July 31, 2003.

         Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

                                            Very truly yours,



                                            ------------------------------------
                                            (Name)

                                            ------------------------------------
                                            (Address)